SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             SCHEDULE 14C

              Information Statement pursuant to Section 14(c)
                  Of the Securities Exchange Act of 1934
                          (Amendment No.--)


Check the appropriate box:

[ ]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement


                           Acap Corporation
------------------------------------------------------------------

       (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5
     (g) and 0-11
 (1) Title of each class of securities to which transaction applies:
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 (2) Aggregate number of securities to which transaction applies:
 -------------------------------------------------------------
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------
 (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------

                           ACAP CORPORATION
                   10555 Richmond Avenue, 2nd Floor
                         Houston, Texas 77042
----------------------------------------------------------------
                              NOTICE OF
                    ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On May 12, 2003
----------------------------------------------------------------

To Our Stockholders:

The Annual Meeting of Stockholders of Acap Corporation (the
"Company") will be held Monday, May 12, 2003, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, 2nd
Floor, Houston, Texas.

The purposes of the meeting are:

1.   To elect a Board of Directors to serve for the ensuing year;

2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Holders of the Company's Common Stock of record at the close of business on March 24, 2003, are entitled to receive notice of and to vote at the meeting.

The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company and provides notice of the Company's Annual Meeting of Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

	For the Board of Directors

      H. Kathleen Musselwhite
      Secretary


Houston, Texas
April 14, 2003

                          TABLE OF CONTENTS


General Information  . . . . . . . . . . . . . . . . . . . . .  1

Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Election of Directors . . . . . . . . . . . . . . . . . . . . .  1

Meetings and Committees . . . . . . . . . . . . . . . . . . . .  2

Security Ownership of Certain Owners . . . . . . . . . . . . .  2

Executive Officers . . . . . . . . . . . . . . . . . . . . . .  3

Security Ownership of Management . . . . . . . . . . . . . . .  3

Beneficial Ownership Reporting . . . . . . . . . . . . . . . .  4

Executive Compensation  . .  . . . . . . . . . . . . . . . . .  4

Certain Relationships and Related Transactions . . . . . . . .  5

Independent Auditors  . . . . . . . . . . . . . .. . . . . . .  5

Report of the Audit Committee . . . . . . . . . . . .  . . . .  5

Quorum for Meeting . . . . . . . . . . . . . . . . . . . . . .  6

Submission of Stockholder Proposals  . . . . . . . . . . . . .  6

                            ACAP CORPORATION
                     10555 Richmond Avenue, 2nd Floor
                          Houston, Texas 77042

                         INFORMATION STATEMENT

                 WE ARE NOT ASKING YOU FOR A PROXY AND
                YOU ARE REQUESTED NOT TO SEND US A PROXY


                          GENERAL INFORMATION
                          -------------------

This Information Statement is furnished on behalf of the Board of Directors of Acap Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Monday, May 12, 2003, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, 2nd Floor, Houston, Texas.
This Information Statement is first being sent or given to stockholders of the Company on or about April 14, 2003.

                                VOTING
                                ------

The common stock, $.10 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on March 24, 2003, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 7,324 shares of Common Stock outstanding (excluding shares held by the Company's subsidiary, which are not voted) and approximately 580 holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

The shares owned by InsCap Corporation, the controlling stockholder of the Company, will be voted for the election of directors recommended by the Board of Directors.

                         ELECTION OF DIRECTORS
                         ---------------------

A Board of Directors consisting of four members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify. If, for any reason not known at present, any nominee is not available for election, InsCap Corporation will vote for such substitute persons, if any, as shall be designated by the Board of Directors.

The affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting is required to elect a director.

Brief statements setting forth the age (at March 24, 2003), the business experience during the past five years, the year in which first elected a director, which includes any period during which such nominee served as a director of American Capitol Insurance Company ("American Capitol") prior to the
Company's formation, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

Roy L. Butler (55): Mr. Butler has served as a director since May 2001 and is a member of the Audit Committee. Mr. Butler served as President of Sentinel American Life Insurance Company from March 1988 to March 1991, and prior to that served as Chief Financial Officer of an insurance company.
Mr. Butler is a Certified Public Accountant and has been self-employed in that profession since leaving his position with Sentinel American Life Insurance Company.

William F. Guest (71): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board and President of the Company since 1985. Mr. Guest is the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

C. Stratton Hill, Jr., M.D. (74): Dr. Hill has served as a director since 1984 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries. Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

Jarred W. Sloan (64): Mr. Sloan has served as a director since November 2001 and is a member of the Audit Committee. Mr. Sloan has served as the Vice President and Treasurer for the Clayton Foundation for Research for over five years. Mr. Sloan is a Certified Public Accountant, and prior to joining the Clayton Foundation for Research was engaged in the practice of public accounting for many years.

               MEETINGS AND COMMITTEES OF THE BOARD
               ------------------------------------

During 2002 the Board of Directors of the Company held four meetings. In addition, there is one standing committee of the Board of Directors that has the authority and responsibilities and that met during 2002 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board on which he served during his tenure in 2002 on the Board and its committee.

Audit Committee. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. Four meetings of the Audit Committee were held in 2002.

Other Functions. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions. American Capitol maintains a standing compensation committee that has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $1,000 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $1,000 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day. On May 13, 2002, each director who is not also an officer of the Company received options to purchase 45 shares of the Company's Common Stock. The options vest five years from the date of grant, must be exercised within ten years from the date of grant, and have an exercise price of $400, the bid price of the Common Stock on NASDAQ's OTC Bulletin Board as of the date of grant.

                SECURITY OWNERSHIP OF CERTAIN OWNERS
                ------------------------------------

Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of March 24, 2003.

    ------------------------------------------------------------
    Name and Address of       Shares Benefically     Percent of
    Beneficial Owner               Owned (1)            Class
    ------------------------------------------------------------

InsCap Corporation                  3,317                45.29%
10555 Richmond Avenue, 2nd Floor
Houston, Texas  77042

William F. Guest
10555 Richmond Avenue, 2nd Floor    3,670 (2)            50.11%
Houston, Texas  77042


(1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.
(2) Mr. Guest owns directly and indirectly 499,572 shares, or 56.75%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of the shares of the Company owned by InsCap. In addition to the shares of Company Common Stock owned indirectly through InsCap, Mr. Guest directly owns 226 shares of Company Common Stock and is the beneficial owner of 127 shares of Company Common Stock through a trust for which he acts as trustee.

                           Executive Officers
                           ------------------

The Bylaws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders.
Executive officers serve until their successors are chosen and qualified or until their death, resignation, or removal.

Brief statements setting forth the age (at March 24, 2003), the offices held and the business experience during the past five years of each executive officer appear below.

William F. Guest (71):  Chairman of the Board and President.
For the biography of Mr. Guest see "Election of Directors."

John D. Cornett (44): Mr. Cornett has served as Executive Vice President of the Company since 1989 and as Treasurer of the Company since 1985. Mr. Cornett is a director and the Secretary of InsCap and the President and Chief Operating Officer and a director of each of the Company's life insurance subsidiaries. Mr. Cornett is a Certified Public Accountant and, prior to joining the Company and its affiliates in 1984, Mr. Cornett held positions with American General Life Insurance Company and Prudential Insurance Company of America.

H. Kathleen Musselwhite (46): Ms. Musselwhite has served as Assistant Treasurer of the Company since 1995 and as Secretary of the Company since March 1997. Ms. Musselwhite is also the Treasurer and Controller and the Secretary of each of the Company's life insurance subsidiaries. Ms. Musselwhite is a Certified Public Accountant and, prior to joining the Company and its affiliates in 1995, Ms. Musselwhite served as Assistant Controller of American General Corporation.

                  SECURITY OWNERSHIP OF MANAGEMENT
                  --------------------------------

Set forth below is information with respect to shares of each class of voting equity security of the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 24, 2003. No director of the Company, other than Mr. Guest, owned any shares of stock of the Company or InsCap as of March 24, 2003.


  -----------------------------------------------------------
Name of Beneficial    Amount and Nature of       Percent
   Owner (1)       Beneficial Ownership (2)    of Class (3)
  -----------------------------------------------------------
                          The Company
                         Common Stock
                         ------------
William F. Guest               3,670 (4)          50.11%
John D. Cornett                  298 (5)           4.01%
All Officers and Directors     4,068 (6)          54.07%

                            InsCap
                         Common Stock
                         ------------
William F. Guest             499,572 (4)          56.75%
John D. Cornett               11,000               1.25%
All Officers and Directors   510,572              58.00%

(1) The address of each of the officers and directors is c/o Acap Corporation, 10555 Richmond Avenue, 2nd Floor, Houston, Texas 77042.
(2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.
(3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges, or other rights.
(4) The Company Common Stock shown as owned by Mr. Guest includes 226 shares he owns directly, 127 shares owned indirectly by him through a trust for which he acts as trustee, and 3,317 shares owned indirectly by him through InsCap, the Company's parent, of which company Mr. Guest is the controlling stockholder. The InsCap Common Stock shown as owned by Mr. Guest includes 485,572 shares he owns directly and 14,000 shares owned indirectly by him through a trust for which he acts as trustee.
(5) Includes options to purchase 100 shares that are currently exercisable.
(6) Includes options to purchase 200 shares that are currently exercisable.

                    BENEFICIAL OWNERSHIP REPORTING
                    ------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 2002 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 2002 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

                       EXECUTIVE COMPENSATION
                       ----------------------

The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers") was as follows:

----------------------------------------------------------------
                                            Shares
Name and Principal                       Underlying
Position          Year Salary($) Bonus($) Options (#) All other($)
----------------------------------------------------------------
William F. Guest, 2002  245,385      --      45       18,573*
CEO               2001  225,577      --      --       18,959*
                  2000  230,000      --      --       19,417*

John D. Cornett,  2002  145,000  10,000      45       19,897**
Treasurer         2001  142,212      --      --       20,115**
                  2000  141,667      --      --       20,160**

* A split dollar agreement was signed between Mr. Guest and American Capitol Insurance Company ("American Capitol") on August 28, 1998 with an effective date of December 8, 1997. The agreement allows Mr. Guest one-third of a key-man policy on his life owned by American Capitol in exchange for $328,000, one-third of the cash value of the policy on December 8, 1997. Mr. Guest is required to pay to American Capitol each year on or before August 28th an amount equal to the one-year term cost of the insurance protection until the $328,000 is paid for. As of December 31, 2002 the remaining balance owed by Mr. Guest was $294,635. The amounts shown also reflect the Company-match amounts for Mr. Guest in the Company's 401(k) plan of $2,721, $2,625, and $2,625 during
2002, 2001, and 2000, respectively.

** The Company advanced Mr. Cornett $17,426, $17,490, and $17,535 during 2002, 2001, and 2000, respectively, toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company. The amounts shown also reflect the Company-match amounts for Mr. Cornett in the Company's 401(k) plan of $2,471, $2,625, and $2,625 during 2002, 2001, and 2000, respectively.

The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary.

In August 1997, American Capitol entered into a disability income agreement with Mr. Guest that provides for cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. In such event, Mr.
Guest's salary will be continued at 100% of his salary at the time of disability up to one year and will be continued at 80% of his salary at the time of disability for up to five years. In addition to the foregoing time limitations, the disability payments stop upon Mr. Guest's recovery.

In April 1997, American Capitol renewed a stock purchase Agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control. In April 2000, American Capitol renewed for a period of three years an employment agreement with Mr.
Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of not less than $145,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In April 2000, American Capitol and Mr. Cornett executed a loan forgiveness agreement providing that upon Mr. Cornett's retirement after reaching age 60, and subject to conditions specified in the agreement, American Capitol will annually, for the number of years Mr. Cornett works for American Capitol under the loan forgiveness agreement, forgive $18,000 of the amount Mr.
Cornett owes under a split dollar agreement.

The following table reflects certain information regarding individual grants of stock options made to the Named Executive
Officers during fiscal year 2002.

-----------------------------------------------------------------
     Number of Securities  % of Total Options  Exercise
     Underlying Options   Granted to Employees  Price   Expiration
Name      Granted (#)          in Fiscal Year    ($/Sh)    Date
------------------------------------------------------------------
William F. Guest      45           20%            440    5/13/2007
John D. Cornett       45           20%            400    5/13/2012

The following table reflects certain information with respect to the Named Executive Officers regarding stock options exercised during fiscal year 2002 and the number of unexercised options and the value of unexercised options outstanding at December 31, 2002. None of the unexercised options shown for Mr. Guest were exercisable at December 31, 2002. One hundred of the unexercised options shown for Mr. Cornett were exercisable at December 31, 2002.

-----------------------------------------------------------------
                                             Number of Securities
             Shares                        Underlying Unexercised
           Acquired on     Value          Options at 12/31/02 (#)
 Name      Exercise (#)   Realized ($)  Exercisable Unexercisable
-----------------------------------------------------------------

William F. Guest   100      10,600          --                45
John D. Cornett     --          --         100                45

                                    -----------------------------
                                    Value of Unexercised In-the-
                                    Money Options at 12/31/02($)
                                    Exercisable    Unexercisable
                                    -----------------------------
                                            --                --
                                        13,200                --

The value realized on exercised options shown in the table above equals the difference between the option price and the closing bid price of the Company Common Stock on the date of exercise multiplied by the number of options exercised. The value of unexercised in-the-money options shown in the table above equals the difference between the closing bid price of the Company Common Stock at December 31, 2002 and the exercise price of the options multiplied by the number of options.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         ----------------------------------------------

InsCap is the immediate parent of the Company.  See "Security
Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

                         INDEPENDENT AUDITORS
                         --------------------

Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 2002. KPMG has served as the independent auditors for the Company for the fiscal year ended December 31, 2002. The Company anticipates that KPMG will be selected to serve in such capacity for the fiscal year ending December 31, 2003, subject to formal approval of such engagement by the Company's Audit Committee. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                     REPORT OF THE AUDIT COMMITTEE
                     -----------------------------

The Audit Committee of the Company's Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three of the Company's four directors, and each of the Audit Committee members is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

Aggregate fees and costs for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2002 and for reviewing the financial statements included in the Company's Form 10-QSBs for the year ended December 31, 2002 were $125,000. Aggregate fees for tax services for the year ended December 31, 2002 were $8,750. The Audit Committee has determined that the provision of services covered by this paragraph is compatible with maintaining the independent accountant's independence from the Company.

                          THE AUDIT COMMITTEE
                          C. Stratton Hill, Jr., M.D., Chairman
                          Roy L. Butler
                          Jarred W. Sloan

                          QUORUM FOR MEETING
                          ------------------

The Bylaws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                  SUBMISSION OF STOCKHOLDER PROPOSALS
                  -----------------------------------

Any proposal intended to be presented by a stockholder at the Company's 2004 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 18, 2003 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting.


                           By Order of the Board of Directors


                           H. Kathleen Musselwhite
                           Secretary

April 14, 2003